                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [x]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement

[x]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                           FORSTMANN & COMPANY, INC.
- --------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)

                           FORSTMANN & COMPANY, INC.
- --------------------------------------------------------------------------------
                  (Name of Person(s) Filing Proxy Statement)


Payment of Filing Fee (Check the appropriate box):

[x]  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2)
     or Item 22(a)(2) of Schedule 14A.

[_] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     (2) Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:*

     (4) Proposed maximum aggregate value of transaction:

- ----------
* Set forth the amount on which the filing fee is calculated and state how it was determined.


[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     (2) Form, Schedule or Registration Statement No.:

     (3) Filing Party:

     (4) Date Filed:



Notes:

                                                                       FORSTMANN

                           FORSTMANN & COMPANY, INC.
                          1185 AVENUE OF THE AMERICAS
                            NEW YORK, NEW YORK 10036

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                          TO BE HELD ON APRIL 4, 1995

  The Annual Meeting of Shareholders of Forstmann & Company, Inc. (the "Company") will be held at The 60 East Club, 60 East 42nd Street, New York, New York, at 10:00 a.m., on Tuesday, April 4, 1995, for the following purposes:

  1. To elect six directors for a term of one year and until their respective successors are elected and qualified;

  2. To vote on the ratification of the selection of Deloitte & Touche LLP as the Company's independent auditors for the fiscal year ending October 29, 1995; and

  3. To transact such other business as properly may come before the meeting or any adjournment or adjournments thereof.

  The Board of Directors has fixed the close of business on February 10, 1995 as the record date for determining shareholders entitled to receive notice of the Annual Meeting and to vote at such meeting or any adjournment or adjournments thereof.

  The Board of Directors appreciates and welcomes shareholder participation in the Company's affairs. Whether or not you plan to attend the Annual Meeting, please vote by completing, signing and dating the enclosed proxy and returning it promptly to the Company in the enclosed self-addressed, postage prepaid envelope. If you attend the meeting, you may revoke your proxy and vote your shares in person.

                                          By Order of the Board of Directors,

                                          Jane S. Pollack
                                          Secretary

February 23, 1995

                           FORSTMANN & COMPANY, INC.
                          1185 AVENUE OF THE AMERICAS
                            NEW YORK, NEW YORK 10036

                               ----------------

                                PROXY STATEMENT

                               ----------------

                      1995 ANNUAL MEETING OF SHAREHOLDERS

GENERAL INFORMATION

  This Proxy Statement is furnished to shareholders of Forstmann & Company, Inc., a Georgia corporation (the "Company"), in connection with the solicitation of proxies by the Board of Directors of the Company (the "Board of Directors") for use at the Annual Meeting of Shareholders of the Company to be held at 10:00 a.m. on Tuesday, April 4, 1995 at The 60 East Club, 60 East 42nd Street, New York, New York, and any adjournment or adjournments thereof (the "Annual Meeting"), for the purposes set forth in the accompanying Notice of Annual Meeting. This Proxy Statement, the attached Notice of Annual Meeting, the accompanying form of proxy and the Annual Report to Shareholders of the Company for the fiscal year ended October 30, 1994 ("Fiscal 1994") are first being mailed to shareholders of the Company on or about February 23, 1995.

  The record date for shareholders of the Company entitled to notice of, and to vote at, the Annual Meeting is the close of business on February 10, 1995 (the "Record Date"). As of the Record Date, 5,618,800 shares of the Company's common stock, par value $.001 per share (the "Common Stock"), were issued and outstanding. All of such shares are of one class, with equal voting rights, and each holder thereof is entitled to one vote on all matters voted on at the Annual Meeting for each share registered in such holder's name. A quorum consists of a majority of the total number of issued and outstanding shares of Common Stock. Assuming a quorum is present, directors are elected by a plurality of the votes cast. Approval of each other matter which is submitted to a vote of the shareholders at the Annual Meeting, including the ratification of the selection of Deloitte & Touche LLP as the Company's independent auditors for the current fiscal year will require that the votes cast in favor of each such matter exceed the votes cast in opposition to such matter. Abstentions and broker non-votes will be included in the computation of the number of shares that are present for the purpose of determining the presence of a quorum, but will not be counted in the total number of votes cast and, therefore, will have no effect on the outcome of the vote.

  A proxy in the accompanying form which is properly executed, duly returned to the Company and not revoked will be voted in accordance with the instructions contained thereon. If no specific instructions are indicated on the proxy, the shares represented thereby will be voted FOR (i) the election of the six persons nominated herein by the current Board of Directors as directors, and
(ii) the ratification of the selection of Deloitte & Touche LLP as the Company's independent auditors for the current fiscal year; and, in the discretion of the persons named in the proxy, on any other matter that may properly come before the Annual Meeting.

  Each proxy granted may be revoked by the person granting it at any time (i) by giving written notice to such effect to the Secretary of the Company, (ii) by execution and delivery of a proxy bearing a later date, or (iii) by attendance and voting in person at the Annual Meeting, except as to any matter upon which, prior to such revocation, a vote shall have been cast at the Annual Meeting pursuant to the authority conferred by such proxy. The mere presence at the Annual Meeting of a person appointing a proxy does not revoke the appointment.

OWNERSHIP OF EQUITY SECURITIES

  The following table sets forth the aggregate number of shares of Common Stock of the only persons or groups known to the Company as of February 15, 1995 to own beneficially 5% or more of the outstanding shares of Common Stock.

      NAME AND
     ADDRESS OF
     BENEFICIAL                                   AMOUNT AND NATURE OF PERCENT
        OWNER                                     BENEFICIAL OWNERSHIP OF CLASS
     ----------                                   -------------------- --------
   Odyssey Partners, L.P.(1).....................   2,832,713 shares    50.41%
   31 West 52nd Street
   New York, New York 10019
   Harris Associates L.P.
    Harris Associates, Inc.(2)...................     403,000 shares     7.17%
   2 North LaSalle Street, Suite 500
   Chicago, Illinois 60602
   David L. Babson & Company, Inc.(4)............     637,700 shares    11.35%
   One Memorial Drive
   Cambridge, Massachusetts 02142-1300

- --------
(1) Leon Levy, Jack Nash, Stephen Berger, Joshua Nash and Jeffrey Gendell, by virtue of being general partners of Odyssey Partners, share voting and dispositive power with respect to the Common Stock owned by Odyssey Partners and, accordingly, may each be deemed to own beneficially the Common Stock owned by Odyssey Partners. Each of the aforesaid persons has expressly disclaimed any such beneficial ownership (within the meaning of Rule 13d-3(d)(1) under the Securities Exchange Act of 1934, as amended) which exceeds the proportionate interest in the Common Stock which he may be deemed to own as a general partner of Odyssey Partners. The Company has been advised that no other person exercises (or may be deemed to exercise) any voting or investment control over the Common Stock owned by Odyssey Partners. Odyssey Partners is a private investment firm with substantial equity capital invested in marketable securities and closely-held businesses. Steven M. Friedman, a director of the Company, was, until December 31, 1993, a general partner of Odyssey Partners.

(2) Based on Schedule 13G, dated February 14, 1995, filed with the Securities and Exchange Commission. Such shares are beneficially owned by The Oakmark Fund, a series of the Harris Associates Investment Trust, with which Harris Associates L.P., an Investment Adviser registered under the Investment Advisers Act of 1940 (of which Harris Associates, Inc. is the general partner), shares voting and dispositive power.

(3) Based on Schedule 13G, dated February 10, 1995, filed with the Securities and Exchange Commission. David L. Babson & Company, Inc., a registered investment adviser under the Investment Advisers Act of 1940, is the beneficial owner of 637,700 shares of Common Stock with sole dispositive power over such shares. It has sole voting power with respect to 452,900 of such shares and shared voting power with respect to the remaining 184,800 of such shares.

  Set forth below is information, as of February 15, 1995, with respect to the beneficial ownership of the Common Stock by (a) the six nominees of the Board of Directors for election as directors of the Company (which consists of all current directors), (b) the Company's Chief Executive Officer and the four other most highly compensated executive officers of the Company during Fiscal 1994, and (c) all current directors and executive officers of the Company, as a group (12 persons).

                                                AMOUNT AND NATURE OF   PERCENT
        NAME                                   BENEFICIAL OWNERSHIP(1) OF CLASS
        ----                                   ----------------------- --------
   Stephen Berger.............................        2,832,713(2)      50.41%
   Cameron Clark, Jr..........................            1,500             *
   F. Peter Libassi...........................            1,000(3)          *
   Steven M. Friedman.........................                0(4)        --
   Fred D. Matheson...........................           19,166(5)          *
   Alain Oberrotman...........................                0           --
   Richard Pactor.............................           19,166(5)          *
   Peter Roaman...............................           19,866(6)          *
   Christopher L. Schaller....................           78,166(7)       1.37%
   William B. Towne...........................           22,166(8)          *
   All directors and executive officers as a
   group......................................        2,999,575(9)      53.38%

- --------
*  Less than 1%.
(1) Each individual listed below has sole investment and voting power except as otherwise indicated.

(2) Consists of the shares owned by Odyssey Partners. As reflected in footnote
    (1) to the preceding table, Mr. Berger is a general partner of Odyssey Partners and may be deemed to own beneficially the shares owned by Odyssey Partners. Mr. Berger has disclaimed beneficial ownership in such shares to the extent that such beneficial ownership exceeds the proportionate interest in such shares that he may be deemed to own as a general partner of Odyssey Partners.

(3)Mr. Libassi shares investment and voting power with his wife.

(4) Mr. Friedman has an indirect financial interest in a portion of the shares owned by Odyssey Partners which are listed above for Mr. Berger; however, Mr. Friedman does not have any voting or dispositive power over any shares owned by Odyssey Partners.

(5) Represents shares issuable upon exercise of currently exercisable options under the Company's Common Stock Incentive Plan.

(6) Includes 19,166 shares issuable upon exercise of currently exercisable options under the Company's Common Stock Incentive Plan.

(7) Includes 71,666 shares issuable upon exercise of currently exercisable options under the Company's Common Stock Incentive Plan.

(8) Consists of (a) 19,166 shares issuable upon exercise of currently exercisable options under the Company's Common Stock Incentive Plan, (b) 500 shares held in an individual retirement account, (c) 1,000 shares in which Mr. Towne and his wife share voting and investment power, and (d) 1,500 shares held by a trust of which Mr. Towne and his wife are co-trustees and their children are the beneficiaries, as to which shares Mr. Towne has disclaimed beneficial ownership.

(9) Includes shares issuable upon exercise of currently exercisable options under the Company's Common Stock Incentive Plan.

  Based upon a review of information received by the Company, none of the persons referred to above failed to file timely with the Securities and Exchange Commission any report required to be filed during Fiscal 1994 pursuant to Section 16(a) of the Exchange Act.

                             ELECTION OF DIRECTORS

                           (ITEM 1 ON THE PROXY CARD)

  The Company's By-Laws provide that the Board of Directors is to consist of six members. At least two directors must be neither officers nor employees of the Company or of any person directly or indirectly controlling the Company ("Independent Directors"). Cameron Clark, Jr. and F. Peter Libassi, each of whom currently serves as a director, have been nominated to serve as Independent Directors of the Company.

NOMINEES OF THE BOARD OF DIRECTORS

  The persons named in the accompanying form of proxy, unless otherwise instructed, intend to vote the shares of Common Stock represented by valid proxies FOR the election of the six persons named in the following table, who have been designated by the Board of Directors. In the event that any of the nominees of the Board of Directors is unable to continue to be available for election, the persons named in the accompanying form of proxy will have discretionary power to vote for a substitute and will have discretionary power to vote or withhold their vote for any additional nominees named by shareholders. There are no circumstances presently known to the Board of Directors which would render any of the following persons unavailable to serve as a director, if elected.

                                                                   DIRECTOR
        NAME              AGE PRINCIPAL OCCUPATION                   SINCE
        ----              --- --------------------               -------------
   Stephen Berger........  55 General Partner of Odyssey         March 1994
                               Partners
   Cameron Clark, Jr.....  72 President and Chief Executive      December 1991
                               Officer of Production Sharing
                               International, Ltd.
   Steven M. Friedman....  40 General Partner of Eos Partners,   December 1988
                               L.P.
   F. Peter Libassi......  64 Dean of the Barney School of       February 1994
                               Business and Public
                               Administration of the University
                               of Hartford
   Alain Oberrotman......  43 Principal of Odyssey Partners      December 1994
   Christopher L.
   Schaller..............  53 Chairman of the Board, President   April 1990
                               and Chief Executive Officer of
                               the Company

  The business experience during the past five years, and the current directorships in reporting companies under the Exchange Act, of each of the foregoing persons is as follows:

  Stephen Berger has been a general partner of Odyssey Partners since July 1, 1993. From July 1990 to July 1993, Mr. Berger was employed by General Electric Capital Corporation, most recently as Executive Vice President and as Chairman and Chief Executive Officer of its subsidiary, Financial Guaranty Insurance Corporation. Immediately prior thereto, Mr. Berger served as the Executive Director of the New York and New Jersey Port Authority. Mr. Berger is a director of the following reporting companies: Hugoton Energy Corporation (a natural gas exploration and production company), MICOM Communications Corp. (a manufacturer of data communications products), Black Box Corporation (a direct marketer of data communications products), Scotsman Holdings, Inc. (a holding company) and The Scotsman Group, Inc. (a lessor of mobile office units).

  Cameron Clark, Jr. has been President and Chief Executive Officer of Production Sharing International, Ltd., the principal business of which is third world industrial development, since January 1979.

  Steven M. Friedman has been a General Partner of Eos Partners, L.P. (a private investment firm) since January 1, 1994. For more than the five years prior thereto, he was a General Partner of Odyssey Partners. Mr. Friedman was Chairman of the Board of the Company from October 1990 to March 1992, and a Vice President of the Company from December 1988 to March 1992. Mr. Friedman is a director of the following reporting companies: The Leslie Fay Companies, Inc. (a womenswear designer and manufacturer), which is a customer of the Company, The Caldor Corporation (a chain of discount retail stores), Eagle Food Centers, Inc. (a chain of grocery stores), Gundle Environmental Systems, Inc. (a manufacturer of liners for waste disposal sites), JPS Textile Group, Inc. (a textile manufacturer), MICOM Communications Corp., Rickel Home Centers, Inc. (a home center retailer) and Black Box Corporation.

  F. Peter Libassi has been Dean of the Barney School of Business and Public Administration of the University of Hartford since February 1993. From 1982 to February 1993, he was Senior Vice President for Corporate Communications of Travelers Corporation (an insurance company). Since January 1993, Mr. Libassi also has been Of Counsel to the Washington, D.C. law firm of Verner, Liipfert, Bernhard, McPherson and Hand.

  Alain Oberrotman has been a Principal of Odyssey Partners since October 1992. From September 1990 until joining Odyssey Partners, he was a Principal of Hambro International Equity Partners, a venture capital firm. From September 1982 to September 1990, he was President of TVI Group, Inc., a business development, consulting and finance firm. Mr. Oberrotman is a director of JPS Textile Group, Inc.

  Christopher L. Schaller joined the Company in April 1990 as President and Chief Operating Officer, at which time he also was elected a director. Mr. Schaller became Chief Executive Officer in October 1990 and Chairman of the Board of Directors in March 1992. Immediately prior to joining the Company, Mr. Schaller was President of the Apparel Fabrics Division of WestPoint Stevens, Inc. (a textile manufacturer).

THE BOARD OF DIRECTORS AND COMMITTEES THEREOF

  Directors of the Company are elected annually to serve until the next annual meeting of shareholders and until their successors have been duly elected and qualified. During Fiscal 1994, there were eleven meetings of the Board of Directors and two actions by unanimous written consent , and each director attended all of the meetings of the Board of Directors and of the Committees thereof, if any, on which he served.

  The Company's Board of Directors has an Audit Committee and a Compensation Committee. The Board of Directors does not have a Nominating Committee; nominations for directorships are made by vote of the Board of Directors. The members of each committee are appointed by the Board of Directors for a term beginning after the first regular meeting of the Board of Directors following the Annual Meeting of Shareholders and until their respective successors are elected and qualified.

  Audit Committee. The Audit Committee recommends to the Board of Directors the auditing firm to be selected each year as independent auditors of the Company's financial statements. The Audit Committee also has responsibility for (i) reviewing the proposed scope and results of the audit, (ii) reviewing the Company's financial condition and results of operations, (iii) considering the adequacy of the Company's internal accounting and control procedures, and (iv) reviewing any non-audit services and special engagements to be performed by the independent auditors, and ensuring that the performance of such tasks will not impair the auditors' independence. The Audit Committee also reviews, at least annually, the terms of all material transactions and arrangements between the Company and its affiliates. Members of the Audit Committee may not be employees of the Company, and not more than one member may be affiliated with or represent the interest of a shareholder of the Company beneficially owning 20% or more of the outstanding Common Stock. The current members of the Audit Committee are Messrs. Clark, Libassi, and Oberrotman, with Mr. Clark serving as Chairman. During Fiscal 1994, the Audit Committee held five meetings.

  Compensation Committee. The Compensation Committee determines, subject to the approval of the Board of Directors, the compensation paid to the Company's executive officers, the award of stock options under the Company's Common Stock Incentive Plan and the implementation of the management incentive compensation plans. The current members of the Compensation Committee are Messrs. Clark, Friedman and Libassi, with Mr. Libassi serving as Chairman. During Fiscal 1994, the Compensation Committee held three meetings.

EXECUTIVE COMPENSATION

 Summary of Compensation in Fiscal 1994, Fiscal 1993 and Fiscal 1992

  The following summary compensation table sets forth information concerning compensation for services in all capacities awarded to, earned by or paid to the Chief Executive Officer and the four other most highly compensated executive officers of the Company during Fiscal 1994 and the fiscal years ended October 31, 1993 ("Fiscal 1993") and November 1, 1992 ("Fiscal 1992").

                                                              LONG-TERM
                                                             COMPENSATION
                                    ANNUAL COMPENSATION         AWARDS
                                ---------------------------- ------------
                                                              SECURITIES
                                                OTHER ANNUAL  UNDERLYING   ALL OTHER
       NAME AND          FISCAL  SALARY  BONUS  COMPENSATION   OPTIONS    COMPENSATION
  PRINCIPAL POSITION      YEAR  ($     )($) (1)   ($) (2)      (#) (3)      ($) (4)
  ------------------     ------ ------- ------- ------------ ------------ ------------
Christopher L. Schaller   1994  387,500       0    27,478            0        2,376
 President and Chief      1993  360,833 114,141     5,198       10,000        3,991
 Executive Officer.....   1992  340,000  65,960     5,198       65,000        2,287
Fred D. Matheson
 Executive Vice           1994  234,025       0    32,366            0          572
 President--              1993  220,000  69,592    73,132       10,000        1,376
 Manufacturing.........   1992  200,000  38,800    10,149       12,500            0
Richard Pactor
 Executive Vice           1994  243,750       0    10,623            0        3,693
 President--              1993  232,292  73,480     6,398       10,000        6,351
 Product Development...   1992  220,833  42,842     5,905       12,500       41,339
Peter Roaman
 Executive Vice           1994  232,000       0    12,074            0            0
 President-- Marketing    1993  216,667  68,537     7,190       10,000            0
 and Styling...........   1992  197,917  38,396     6,350       12,500       62,943
William B. Towne
 Executive Vice
 President and            1994  234,025       0    12,138            0        1,604
 Chief Financial          1993  218,333  69,065     7,204       10,000          911
 Officer...............   1992  200,000  38,800     6,417       12,500          357

- --------

(1) The amount of any bonus earned for a fiscal year, although included in the fiscal year earned, is actually determined and paid after the end of the fiscal year.
(2) Represents tax liability reimbursed by the Company arising from (a) contributions made by the executive officer and for investment earnings thereon under a Company employee savings plan, which is discussed below under "Non-Qualified Salaried Employees' Savings, Investment and Profit Sharing Plan" and (b) personal use of Company owned vehicles by the executive officer. The amounts for Mr. Matheson include reimbursement of relocation expenses of $17,115, $65,161 and $3,026 in Fiscal 1994, Fiscal 1993 and Fiscal 1992, respectively.
(3) Represents incentive stock options granted under the Company's Common Stock Incentive Plan (a) on September 18, 1992 to purchase the stated number of shares of Common Stock at an exercise price of $9.00 per share, exercisable on or after November 1, 1993, and (b) on December 8, 1992 to purchase the stated number of shares of Common Stock at an exercise price of $6.75 per share, exercisable for one-third of such shares commencing on each of December 8, 1993, December 8, 1994 and December 8, 1995. The options granted on September 18, 1992, when the fair market value of the Common Stock was $5.25 per share, were granted in substitution for canceled options with identical terms granted in March 1992. The options granted on December 8, 1992 were granted at fair market value.
(4) Represents (a) amounts paid as premiums for group life insurance, and (b) non-recurring payments in Fiscal 1992 to Mr. Pactor and Mr. Roaman based on a previous commitment relating to an investment made in 1989 in the former parent of the Company. In addition, each of the named executive officers was granted an Equity Referenced Award ("ERA") during Fiscal 1992, which is discussed below under "Common Stock Incentive Plan and ERAs." Although the Company is accruing the expense relating to the ERAs, the dollar value of amounts earned by each executive officer on his ERA during Fiscal 1994 cannot be calculated since an ERA is not vested unless the executive officer remains in the Company's employ until March 1995 (or until his earlier death, disability or termination without cause or after a change in control of the Company), and cannot be exercised unless the Common Stock maintains a market price of at least $9.00 per share for a period of 30 consecutive days after vesting. Upon exercise of their respective ERAs, Mr. Schaller would receive $585,000 and each of the other named executive officers would receive $112,500.

STOCK OPTIONS HELD AT THE END OF FISCAL 1994

  The following table indicates the total number of exercisable and unexercisable stock options granted under the Company's Common Stock Incentive Plan held by each executive officer named below on October 30, 1994, the last day of Fiscal 1994. No options to purchase Common Stock were exercised during Fiscal 1994 and no stock appreciation rights were outstanding during Fiscal 1994. On October 28, 1994, the last trading day in Fiscal 1994, the last sales price of the Common Stock on the Nasdaq National Market System was $6.56 per share.

                                      NUMBER OF
                                SECURITIES UNDERLYING      VALUE OF UNEXERCISED
                                 UNEXERCISED OPTIONS      IN-THE-MONEY OPTIONS AT
                                AT FISCAL YEAR END(#)       FISCAL YEAR END($)
                             --------------------------- -------------------------
      NAME                    EXERCISABLE  UNEXERCISABLE EXERCISABLE UNEXERCISABLE
      ----                   ------------- ------------- ----------- -------------
   Christopher L. Schaller.  68,333 shares 6,667 shares        0            0
   Fred D. Matheson........  15,833 shares 6,667 shares        0            0
   Richard Pactor..........  15,833 shares 6,667 shares        0            0
   Peter Roaman............  15,833 shares 6,667 shares        0            0
   William B. Towne........  15,833 shares 6,667 shares        0            0

RETIREMENT PENSION PLAN

  The Company maintains a Retirement Pension Plan (the "Pension Plan") for its salaried employees. The Pension Plan is a defined benefit pension plan providing a formula benefit, upon vesting, for employees 21 years of age or older who have completed one year of service with the Company. The Pension Plan generally takes into account credited service and annual compensation earned under the pension plan of a predecessor of the Company (the "Predecessor Plan"), but the benefit payable from the Pension Plan, depending on the circumstances, may be reduced by any benefit payable under the Predecessor Plan.

  The following table shows the estimated annual benefits upon retirement to participants in the Pension Plan in specified annual compensation and years of credited service classifications. The amounts shown are subject to the maximum benefit limitations set forth in Section 415 of the Internal Revenue Code of 1986 (the "Code") and are subject to reduction for amounts payable under the Predecessor Plan. The pension benefits shown are based upon retirement at age 65 and the payment of a single-life annuity to the participants. The pension benefits in the table do not reflect the limitation under Section 401(a)(17) of the Code on the maximum amount of annual compensation ($150,000 effective February 1, 1994 (the "Code Limitation")), that can be utilized for determining benefits.

                            YEARS OF CREDITED SERVICE AT RETIREMENT
                  ------------------------------------------------------------
   HIGHEST FIVE
   YEAR AVERAGE
      ANNUAL
 COMPENSATION(1)     5      10       15       20       25       30       35
 ---------------  ------- ------- -------- -------- -------- -------- --------
   $100,000       $ 6,892 $13,784 $ 20,677 $ 27,569 $ 34,461 $ 41,353 $ 48,245
    150,000        10,642  21,284   31,927   42,569   53,211   63,853   74,495
    200,000        14,392  28,784   43,177   57,569   71,961   86,353  100,745
    250,000        18,142  36,284   54,427   72,569   90,711  108,853  126,995
    300,000        21,892  43,784   65,677   87,569  109,461  131,353  153,245
    350,000        25,642  51,284   76,927  102,569  128,211  153,853  179,495
    400,000        29,392  58,784   88,177  117,569  146,961  176,353  205,745
    450,000        33,142  66,284   99,427  132,569  165,711  198,853  231,995
    500,000        36,892  73,784  110,677  147,569  184,461  221,353  258,245
    550,000        40,642  81,284  121,927  162,569  203,211  243,853  284,495
    600,000        44,392  88,784  133,177  177,569  221,961  266,353  310,745
    650,000        48,142  96,284  144,426  192,569  240,711  288,853  336,995

- --------
(1) Annual compensation is the amount reportable on a participant's Form W-2 for federal income tax purposes, and consists of the amounts reported in the table included under "Summary of Compensation in Fiscal 1994, Fiscal 1993 and Fiscal 1992" as salary, bonus, other annual compensation and all other compensation.

  Credited years of service for benefit accrual under the Pension Plan, as of January 31, 1995, for the following executive officers are:

             Christopher L. Schaller.......... 4 years
             Fred D. Matheson................. 4 years
             Richard Pactor................... 6 years
             Peter Roaman..................... 5 years
             William B. Towne................. 4 years

  A participant's annual pension payable as of his or her normal retirement date at age 65 will be equal to 1% of that portion of the participant's "final average compensation" (as defined in the Pension Plan) which is equal to the "social security integration level" (as defined in the Pension Plan) in effect for the year in which the participant retires, plus 1 1/2% of that portion of the participant's final average compensation in excess of the social security integration level, multiplied by the number of years of credited service not to exceed 35 years. A reduced pension benefit is payable upon (i) early retirement at or after age 55, (ii) death, under certain circumstances, and (iii) disability if the participant has completed at least five years of vesting service. A reduced pension benefit is also payable, at the election of a participant who terminates employment after completing at least five years of vesting service, at any time at or after age 55. Generally, the payment of benefits will be in the form of a straight life annuity for participants who are not married and a joint and survivor annuity for those who are married.

SUPPLEMENTAL RETIREMENT PLANS

  In response to the Code Limitation, which substantially reduces the amount of annual compensation that can be considered under the Pension Plan, the Company, in Fiscal 1994, approved an auxiliary nonqualified retirement plan (the "Supplemental Plan") applicable to all employees whose annual compensation exceeds the Code Limitation. The Supplemental Plan will become effective during Fiscal 1995 and will provide a retirement benefit, payable only if and when the participant or the participant's beneficiary commences receiving a benefit under the Pension Plan, equal to the difference between the benefit the participant or the participant's beneficiary would have received had the Code Limitation not existed and the amount of the benefit being received under the Pension Plan.

  Executive officers of the Company having a position of Executive Vice President or higher, upon attaining age 50, are eligible to participate in the Company's Supplemental Retirement Benefit Plan (the "SERP"). Messrs. Schaller, Pactor and Towne are currently the only participants in the SERP. The Company's contributions to the SERP are paid to a trust for the benefit of participants. A participant who retires at or after age 62 who does not elect an optional form of payment will receive until death (i) monthly amounts equal to the greater of (a) the annuity benefit that would be payable to him for such month under the Pension Plan after application of the Code Limitation, or (b) the annuity benefit that, as of the date he became a participant, was expected to be payable to him, as aforesaid, for such month under the Pension Plan, and
(ii) continued welfare benefits (such as medical insurance) for himself, his spouse and his eligible dependents. Based on such provisions, the annual benefit payable under the SERP at age 62 for Messrs. Schaller, Pactor and Towne would be $62,094, $37,792 and $46,487, respectively. Alternatively, a participant may elect to have his supplemental income benefit paid in a lump sum, in five equal annual installments, or as a joint and survivor annuity. A participant who voluntarily resigns before age 62 will receive, on his 62nd birthday, the following: (i) if he was employed by the Company for at least two-thirds of his anticipated service period (the period commencing on the date he became a participant and ending on his 62nd birthday), a lump sum payment that is the actuarial equivalent of two-thirds of the normal form of payment he would have received had he continued in the Company's employ until age 62 and
(ii) if he was employed by the Company for at least one-third (but less than two-thirds) of his anticipated service period, a lump sum payment that is the actuarial equivalent of one-third of the normal form of payment he would have received had he continued in the Company's employ until age 62. If a participant dies while employed, his beneficiary will receive a lump sum payment that is the actuarial equivalent of the normal form of payment the participant would have received had he continued in the Company's employ until age 62. If a participant is terminated from employment without cause or after a change in control, he will receive the same supplemental income benefit (actuarially reduced for payment prior to age 62) and the same welfare benefits he would have received had he continued in the Company's employ until age 62. No payment may be made under the SERP to a participant whose employment is terminated for cause.

NON-QUALIFIED SALARIED EMPLOYEES' SAVINGS, INVESTMENT AND PROFIT SHARING PLAN

  The Company maintains a Non-Qualified Salaried Employees' Savings, Investment and Profit Sharing Plan (the "Savings Plan") for its "highly compensated employees" (as defined in Section 414(q) of the Code) who are 21 years of age or older and who have completed one year of service. A participant may make contributions of 2% through 6% of base pay on an after-tax basis. The Company may "gross-up" or reimburse the participants for their tax liability relating to the amount contributed by them to the Savings Plan, and did so for their contributions during Fiscal 1994. The Company may match each participant's contributions at a percentage determined in the Company's sole discretion. In addition, if the consolidated net income per share of Common Stock ("Net Earnings") for any fiscal year exceeds the average Net Earnings for the three immediately preceding fiscal years, the Company may, in its sole discretion, make a contribution with respect to each active participant equal to such participant's contributions for the fiscal year multiplied by the profit improvement percentage (but not more than 50%), which is such excess divided by the average Net Earnings. No matching or profit improvement contributions were made by the Company during Fiscal 1994.

  Accounts are maintained for each participant and the contributions of each participant and any Company contributions (and net earnings thereon) are allocated to these accounts. Assets of the Savings Plan are invested in various investment funds and a participant may designate the manner in which assets allocated to the participant's account may be apportioned among the funds. A participant is always 100% vested with respect to the participant's own contributions (and net earnings). Other amounts generally vest at a rate of 20% for each year of service with the Company, except that a participant will be 100% vested in the event of the participant's death while employed, retirement at or after age 55, termination of employment because of lay-off or involuntarily without cause, or the termination of the Savings Plan. Upon the occurrence of any such event, the value of the participant's accounts will be paid to the participant or the participant's beneficiary in cash, either in a single payment or in quarterly installments. If installments are chosen, the unpaid balance will continue to share in the income, gains or losses of the Savings Plan.

COMMON STOCK INCENTIVE PLAN AND ERAS

  In January 1992, the Board of Directors adopted a stock option plan for all key employees of the Company pursuant to which incentive stock options, within the meaning of Section 422 of the Code ("ISOs") were granted in March 1992 to each of Messrs. Schaller, Matheson, Pactor, Roaman and Towne to purchase an aggregate of 115,000 shares of Common Stock at $9.00 per share. Simultaneously, each executive received equity referenced deferred incentive awards ("ERAs") covering the same number of shares of Common Stock as the ISOs granted to him on such date. The ERAs generally vest three years after the date of grant and are exercisable only if, after vesting, the Common Stock maintains a market price of at least $9.00 per share for a continuous period of 30 days. Upon exercise, the ERAs have a value of $9.00 multiplied by the number of shares which were covered by such executive's March 1992 ISOs, and which would have permitted each executive to be reimbursed, on a pre-tax basis, for the exercise price of such ISOs. The ERAs are independent of the ISOs and may be exercised by the executive irrespective of whether the ISOs are exercised.

  In September 1992, the Board of Directors terminated the January 1992 stock option plan and the ISOs issued thereunder were canceled. Such action did not affect the granted ERAs. Simultaneously with such termination, the Board of Directors adopted a new Common Stock incentive plan (the "Common Stock Incentive Plan") and the Compensation Committee issued new ISOs thereunder to the same five executive officers at the same exercise price, having identical terms, and covering the same number of shares of Common Stock as the canceled ISOs.

  The Common Stock Incentive Plan was approved by the Company's shareholders in March 1993. The number of shares of Common Stock that may be issued under the Common Stock Incentive Plan is 700,000.

EMPLOYMENT CONTRACTS AND TERMINATION OF EMPLOYMENT AND CHANGE IN CONTROL ARRANGEMENTS

  In December 1992, the Company entered into a change in control agreement (the "CIC Agreement") with Mr. Schaller and each of the Company's four Executive Vice Presidents which provides that upon a change in control of the Company, followed by a termination of employment of the executive without appropriate cause (or an event which is deemed to be tantamount to a termination) within 18 months of such change in control, the executive will be entitled to a severance payment equal to the aggregate of two years' base compensation plus an amount equal to his previous year's bonus, if any. The severance payment is subject to reduction if it results in the imposition of an excise tax under the Code. A "change in control," as defined in the CIC Agreement, will be deemed to have occurred if, among other things, the Company's Board of Directors becomes controlled by a shareholder or group of affiliated shareholders, other than Odyssey Partners, beneficially owning more than 20% of the Common Stock, or if any person or entity, including Odyssey Partners, causes a majority of the Board of Directors to consist of individuals affiliated with, or nominated by, such person or entity. No severance is payable under a CIC Agreement if the executive officer is terminated prior to a change of control, regardless of the reason for such termination. A CIC Agreement may be terminated by the Company for any reason upon four years' prior notice.

  The Company is party to an employment agreement with Mr. Schaller and with each of the Company's four Executive Vice Presidents. Each of these agreements is for a two-year term and is automatically extended so that the unexpired term thereof remains two years, until either the Company or the executive gives two years' advance notice of non-renewal. During the term of their respective agreements, each executive is to receive an annual base salary of not less than the executive's base salary at the time his employment agreement was executed, as follows: Mr. Schaller--$365,000; Mr. Pactor--$237,500; Mr. Matheson-- $220,000; Mr. Towne--$220,000; and Mr. Roaman--$220,000. Each agreement provides that, upon the executive's termination for any reason other than for cause (as defined), disability, death or voluntary resignation and other than under the circumstances covered by his CIC Agreement, the executive will (i) receive a lump sum payment equal to (a) two times the executive's then-current base salary, plus (b) the executive's most recent bonus reduced proportionately to the extent that the current year's adjusted pre-tax earnings are less than such amount in the immediately preceding year, (ii) continue to receive life and health insurance benefits for a two-year period on the same contributory basis that would have been in effect had the executive remained employed by the Company, unless substantially similar coverage is obtained prior thereto at no greater expense to the executive, (iii) become vested in all unvested stock options and ERAs previously granted to the executive, and (iv) be entitled to outplacement consultant services. In addition, Mr. Schaller's agreement provides that, under such circumstances, if he is not fully vested in the Pension Plan or the SERP, he will be granted retirement benefits equal to those which he would have received had his employment not terminated until his vesting dates thereunder.

  The SERP provides that if a participant thereunder is terminated from employment without cause or after a change in control, the participant will receive the same supplemental income benefit (actuarially reduced for payment prior to age 62) and the same welfare benefit he would have received if he continued in the Company's employ until age 62. Messrs. Schaller, Pactor and Towne are the only participants in the SERP at the present time, due to the age eligibility requirement for the SERP.

  The ISOs granted in September 1992 to Mr. Schaller and each of the Company's four Executive Vice Presidents provide that if their respective employment is terminated after a change in control of the Company, the options vest immediately and may be exercised at any time until expiration on October 31, 1999. ISOs which are not exercised within three months after termination of employment will be treated as non-qualified stock options under the Code.

  The ERAs granted to Mr. Schaller and each of the Company's four Executive Vice Presidents vest in March 1995, subject to acceleration in the event of termination of the executive's employment without cause or a change in control of the Company. Each ERA terminates if, prior to vesting, the executive's employment terminates voluntarily or for cause.

  The Company is party to an indemnity agreement (the "Indemnity Agreement") with each of its directors and certain of its executive officers which provides that the indemnitee will be entitled to receive indemnification, which may include advancement of expenses, to the full extent permitted by law for all expenses, judgments, fines, penalties and settlement payments incurred by the indemnitee in actions brought against the indemnitee in connection with any act taken in the indemnitee's capacity, and within the indemnitee's scope of authority, as a director or executive officer of the Company. The Indemnity Agreement provides for the appointment of independent legal counsel to determine whether a director or executive officer is entitled to indemnity after a change in control. It also requires the Company to maintain its current level of directors' and officers' liability insurance for so long as the indemnitee may be subject to any possible, threatened or pending action, unless the cost of such insurance is more than 150% of the annualized cost thereof in Fiscal 1994.

COMPENSATION OF DIRECTORS

  Directors who are employees of the Company or an affiliate of the Company receive no compensation for their services as directors. Other directors receive $2,500 for attendance at each meeting of the Board of Directors or committee thereof.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

  The Compensation Committee of the Board of Directors consists of Cameron Clark, Jr., Steven M. Friedman and F. Peter Libassi. Mr. Friedman served as a Vice President of the Company and Chairman of the Board of Directors from December 1988 to March 1992. Until December 31, 1993, Mr. Friedman was a general partner of Odyssey Partners, which, directly or indirectly, has been the principal shareholder of the Company since December 1988. See "Ownership of Equity Securities." In connection with the Company's March 1992 initial public offering, Odyssey Partners purchased from the Company an aggregate of 1,215,000 unregistered shares of Common Stock for $9.00 per share and the Company agreed to grant registration rights to Odyssey Partners with respect thereto. These registration rights have not yet been documented or exercised.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

  Forstmann & Company, Inc., strives to provide its executive officers and other salaried employees with the opportunity to earn compensation that is fair, reasonable and competitive with that paid by comparable companies to their employees in similar positions. In accordance with this philosophy, the Company is guided by four goals as it considers the compensation of its salaried employees.

     I. --The compensation program should be effective in attracting, motivat-ing and retaining employees who possess the skills and experience nec-essary to ensure the Company's success over the long term.
    II. --The compensation program should recognize and reward employees on the basis of their individual performance and on the basis of their con-tributions to the success of the business.
   III. --The compensation program should take into account the economic per-formance of the Company and the importance of planning and controlling the cost of compensation.
    IV. --The compensation program shall be administered on a fair and nondis-criminatory basis, without regard to race, color, religion, age, sex, national origin, marital status, disability, veteran status or sexual orientation.

  To implement this philosophy, the Company maintains a compensation program that consists of base salary, an annual incentive plan, a stock option plan and other competitive benefit plans. It is the belief of the Company that through these components executive officers and other salaried employees will receive compensation that is fair, reasonable and competitive within the industry, while reflecting individual performance and considering the economic performance of the Company.

  The general parameters for salary adjustments are determined after the close of fiscal year, and are normally implemented on a 12- to 16-month cycle. The amount of increase is dependent upon the performance of the Company during the prior fiscal year and the performance of the executive, any increased responsibilities assumed by the executive and consideration of the competitive marketplace.

  Based on the foregoing factors, and the fact that during Fiscal 1993 sales increased 11.7% over the prior year and operating income increased 21.8%, Mr. Schaller's base salary was increased effective February 1994 (13 months after the effective date of the prior increase) by 8.2% (7.6% annualized) over the preceding amount. The increases in base salary for the four Executive Vice Presidents of the Company became effective at various times during the second and third quarters of Fiscal 1994 (reflecting cycles of 14-15 months) and ranged from 6.3% to 8.5% (5.4% to 7.3% annualized) over their respective preceding amounts. These increases represented the Company's efforts to ensure equity between its pay scales and those of its competitors, so as to foster the retention of executive officers. Based on a review of management surveys conducted by two major benefits consulting firms and an analysis of the salaries of senior executives of other publicly-traded textile companies, the compensation packages for the Company's executive officers generally approximate the median.

  The other aspect of executive compensation which is keyed to the Company's performance is the management incentive program. The Compensation Committee administers the incentive program and selects the members of management eligible to participate. The program for executive officers and executives reporting directly to the President annually awards cash to a maximum of 50% of the executive's base salary if specific performance targets are achieved. Awards granted to executive officers in Fiscal 1993 and Fiscal 1992 amounted to 24.6% and 13.4% of base salary, respectively, as determined by a combination of the achievement of Company strategic and operating goals (75%) and specifically tailored individual goals (25%). For Fiscal 1994, incentive compensation awards were to have been determined entirely by the Company's level of achievement of its objectives, based on operating income after deduction of variable interest charges ("Adjusted Operating Income"). The Company did not achieve its Adjusted Operating Income objectives in Fiscal 1994, and thus no incentive awards were paid for Fiscal 1994.

  The Compensation Committee has been reviewing the Company's management incentive compensation program to ensure its efficiency in the effort to achieve appropriate goals for the Company. During Fiscal 1994, the program was changed to focus entirely on the Company's achievement of its targeted Adjusted Operating Income, rather than, as previously, a combination of the Company's achievement of its target and each individual participant's achievement of specific job-related goals. Additional changes to the incentive program commencing in Fiscal 1996 may be made after the Compensation Committee completes its review.

  A change in the tax laws in 1994 substantially limits, to $150,000, the annual compensation which can be considered in calculating retirement benefits under a qualified retirement plan. The limitation on annual compensation will have a significant impact on the retirement income of the Company's senior management. To remedy the result of the new tax law, in Fiscal 1994 the Company approved the implementation of an auxiliary nonqualified retirement plan (the "Supplemental Plan"), in which all employees with annual compensation in excess of $150,000 will participate. The effect of the plan, which will go into effect during Fiscal 1995, in conjunction with the Company's qualified pension plan, will be to provide retirement benefits as if the employees' full annual compensation had been taken into account under the qualified pension plan.

  The Compensation Committee welcomes written comment from the Company's shareholders concerning these programs. Comments should be marked "personal and confidential" and addressed to The Compensation Committee of the Board of Directors, Forstmann & Company, Inc., 1185 Avenue of the Americas, New York, New York 10036.

                                        Compensation Committee of the Board of
                                        Directors

                                        F. Peter Libassi, Chairman
                                        Cameron Clark, Jr.
                                        Steven M. Friedman

COMPARATIVE PERFORMANCE BY THE COMPANY

  The Securities and Exchange Commission requires the Company to present a chart comparing the cumulative total shareholder return on its Common Stock with the cumulative total shareholder return of (i) a broad equity market index, and (ii) a published industry index or peer group. Although such a chart would normally be for a five-year period, the Common Stock has been publicly traded only since March 4, 1992 and, as a result, the following chart commences as of such date. The Common Stock is compared with (i) the Nasdaq National Market Index (the "Nasdaq Index"), and (ii) a group of public companies, each of which manufactures fabric (the "Selected Peer Group"), and assumes an investment of $100 on March 4, 1992 in each of the Common Stock, the securities comprising the Nasdaq Index and the securities comprising the Selected Peer Group.

            COMPARISON OF CUMULATIVE TOTAL RETURN AMONG FORSTMANN &
                  COMPANY, INC. COMMON STOCK, THE NASDAQ INDEX
                          AND THE SELECTED PEER GROUP

                                 [INSERT CHART]

                                                                        SELECTED
                                                              NASDAQ      PEER
                                                  FORSTMANN INDEX(1)(2) GROUP(3)
                                                  --------- ----------- --------
      data points:
      March 4, 1992..............................   $100       $100       $100
      April 30, 1992.............................   $ 84       $ 92       $ 96
      October 31, 1992...........................   $ 58       $ 97       $ 89
      April 30, 1993.............................   $ 74       $105       $105
      October 30, 1993...........................   $121       $124       $ 96
      April 30, 1994.............................   $111       $117       $ 97
      October 30, 1994...........................   $ 69       $124       $ 82

- --------
(1) The cumulative total return for the securities comprising the Nasdaq Index and the Selected Peer Group assumes the reinvestment of dividends. The total return for the Company's Common Stock does not assume the reinvestment of dividends, since no dividends have been declared on the Common Stock. The weighting of the securities of each issuer comprising each index, according to their market capitalization, has been calculated at March 4, 1992 and at the beginning of each semi-annual period.
(2) The Nasdaq Index tracks the aggregate price performance of equity securities of companies traded on the Nasdaq National Market, on which the Company's Common Stock is traded.
(3) The Selected Peer Group consists of securities of the following companies:
    Burlington Industries Equity, Inc., Concord Fabrics, Inc., Delta Woodside Industries, Inc., Dixie Yarns, Inc., Galey & Lord, Inc., Johnston Industries, Inc., Spring Industries, Inc. and Texfi Industries, Inc. The securities of Burlington Industries Equity, Inc. and Galey & Lord, Inc. first commenced public trading after March 4, 1992 and are included in the index commencing April 30, 1992.

                       SELECTION OF INDEPENDENT AUDITORS
                           (ITEM 2 ON THE PROXY CARD)

  The Board of Directors, upon the recommendation of the Audit Committee, has selected, subject to ratification by the shareholders, the firm of Deloitte & Touche LLP as the independent auditors for the Company to audit the Company's financial statements for the fiscal year ending October 29, 1995. Deloitte & Touche LLP has served as the independent auditors for the Company and its predecessor since 1985. A representative of Deloitte & Touche LLP is expected to be present at the Annual Meeting, will have the opportunity to make a statement if such firm desires to do so and will be available to respond to appropriate questions.

  THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR RATIFICATION OF THE SELECTION OF DELOITTE & TOUCHE LLP AS THE COMPANY'S INDEPENDENT AUDITORS.

              SHAREHOLDERS' PROPOSALS FOR THE 1996 ANNUAL MEETING

  A shareholder who desires to include a proposal in the proxy material relating to the 1996 Annual Meeting of Shareholders of the Company must submit the same in writing, to be received at the principal executive office of the Company (to the attention of the Secretary) on or before November 2, 1995 for the proposal to be considered for inclusion in the Company's proxy statement for the meeting. The proposal must also meet the other requirements of the Securities and Exchange Commission relating to shareholder proposals required to be included in the Company's proxy statement.

                                 OTHER MATTERS

  The Board of Directors does not know of any other business to be presented for consideration at the Annual Meeting. If other matters properly come before the Annual Meeting, the persons named in the accompanying form of proxy intend to vote thereon in accordance with their best judgment.

  The Company will bear the cost of the Annual Meeting of Shareholders and the cost of soliciting proxies on behalf of the Board of Directors. In addition to solicitation by mail, directors, officers and regular employees of the Company (none of whom will be specifically compensated for such services), in addition to solicitation by mail, may solicit proxies by telephone or otherwise. Arrangements will be made with brokerage houses and other custodians, nominees and fiduciaries to forward proxy materials to their principals, at the Company's expense.

  Upon request, the Company will furnish without charge to each person whose proxy is being solicited a copy of its Annual Report on Form 10-K for Fiscal 1994, including the financial statements, notes to the financial statements and the financial schedules contained therein. Copies of any exhibits thereto may be requested upon the payment of a reasonable duplicating charge. Requests should be directed to Investor Services, Forstmann & Company, Inc., 1185 Avenue of the Americas, New York, New York 10036, telephone (212) 642-6914 or 6917.

                                        By Order of the Board of Directors

                                        Jane S. Pollack
                                        Secretary

February 23, 1995

                               ----------------

  PLEASE DATE, SIGN AND RETURN THE ENCLOSED PROXY AT YOUR EARLIEST CONVENIENCE IN THE ENCLOSED ENVELOPE. NO POSTAGE IS REQUIRED FOR MAILING IN THE UNITED STATES.

                           FORSTMANN & COMPANY, INC.
              PROXY--ANNUAL MEETING OF SHAREHOLDERS--APRIL 4, 1995
                (SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS)

  The undersigned shareholder of Forstmann & Company, Inc. hereby constitutes and appoints Christopher L. Schaller, Rodney J. Peckham and Jane S. Pollack, and each and any of them, the attorneys and proxies of the undersigned, with full power of substitution and revocation, to vote for and in the name, place and stead of the undersigned at the Annual Meeting of Shareholders of Forstmann & Company, Inc. to be held at The 60 East Club, 60 East 42nd Street, New York, New York on Tuesday, April 4, 1995 at 10:00 A.M., and at any adjournments thereof, the number of votes the undersigned would be entitled to cast if present.

  THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF DIRECTORS AND FOR EACH OF THE FOLLOWING PROPOSALS.

  1. Election of six directors nominated by the Board of Directors.

     [_] FOR all nominees                      [_] WITHHOLD
      listed below (except                      AUTHORITY to vote
      as indicated to the                       for all nominees
      contrary below)

    Stephen Berger, Cameron Clark, Jr., Steven M. Friedman, F. Peter Libassi,
                    Alain Oberrotman, Christopher L. Schaller.

   (INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY NOMINEE, WRITE SUCH
    NOMINEE'S NAME IN THE SPACE PROVIDED BELOW.)

    --------------------------------------------------------------------

                  (CONTINUED AND TO BE SIGNED ON REVERSE SIDE)

LOGO

  2. Proposal to ratify the selection of Deloitte & Touche LLP as the independent auditors for the fiscal year ending October 29, 1995.
                    [_] FOR    [_] AGAINST    [_] ABSTAIN
  3. In their discretion, upon such other matters as may come properly before the meeting.

  Said attorneys and proxies, or their substitutes (or if only one, that one), at said meeting, or any adjournments thereof, may exercise all of the powers hereby given. Any proxy heretofore given is hereby revoked.

  Receipt is acknowledged of the Notice of Annual Meeting of Shareholders, the Proxy Statement accompanying such Notice and the Annual Report to Shareholders for the fiscal year ended October 30, 1994.


                                              Dated:         , 1995

                                              ---------------------------------
                                                 Shareholder(s) signature(s)

                                              ---------------------------------
                                                 Shareholder(s) signature(s)

                                              Note: Signature(s) of
                                              shareholder(s) should correspond
                                              exactly with the name(s) shown
                                              hereon. If shares are held
                                              jointly, both holders should
                                              sign. Attorneys, executors,
                                              administrators, trustees,
                                              guardians or others signing in a
                                              representative capacity should
                                              give their full titles. Proxies
                                              executed in the name of a
                                              corporation should be signed on
                                              behalf of the corporation by its
                                              president or other authorized
                                              officer.

   NOTE: THIS PROXY, PROPERLY FILLED IN, DATED AND SIGNED, SHOULD BE RETURNED
                       PROMPTLY IN THE ENCLOSED ENVELOPE.

LOGO